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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of  1934

       Date of Report (Date of earliest event reported): July 15, 2003

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)





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Item 5. Other Events

This information is being provided under Item 12 of Form 8-K.

The Company today issued the following press release:

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First National Lincoln Corporation Reports Record Earnings,
Up 8.7% Year-to-Date

DAMARISCOTTA, ME., July 15 - First National Lincoln Corporation (Nasdaq NM:
FNLC), today announced earnings per share of $1.37 on a fully diluted basis for the six months ended June 30, 2003, an increase of $0.11 or 8.7% over the $1.26 reported for the same period in 2002. Net income for the first six months of 2003 was $3,408,000, an increase of $289,000 or 9.3% over the $3,119,000 posted in 2002. Both earnings per share and net income reported by the Company for 2003 set new records for the first six months of the year.

The Company also announced earnings per share of $0.70 on a fully diluted basis for the quarter ended June 30, 2003, an increase of $0.04 or 6.1% over the $0.66 reported for the same period in 2002. Net income for the second quarter was $1,729,000, an increase of $83,000 or 5.0% over the $1,646,000 posted in the second quarter of 2002. Both earnings per share and net income reported by the Company for 2003 set new single-quarter records.

Year-to-date change on the balance sheet showed total assets at $531.1 million on June 30, 2003 - an increase of 7.5% over December 31, 2002. Loans totaled $367.9 million, up 10.8% over December 31, 2002, while investments increased by 5.1% to $128.3 million. Deposits of $359.0 million were up 7.4% over year end. As of June 30, 2003, First National Lincoln Corporation had total equity of $45.6 million, an increase of 6.8% or $2.9 million over December 31, 2002.

"I am happy to report another record quarter as well as record earnings for the first six months," commented the Company's President and Chief Executive Officer, Daniel R. Daigneault. "Our second-quarter income of $1,729,000 eclipses the previous single-quarter record of $1,699,000 set in the fourth quarter of 2002. Balance sheet growth has been the key driver of this performance - not only in the loan portfolio, but also with investments and deposits. At the same time, asset quality remains excellent, with past-due loans at the lowest levels we have seen in many years and the percentage of non-performing assets to total assets down slightly from year end.

"For many other banks, generating quality loan growth has been challenging in 2003," President Daigneault continued, "however, that has not been the case for us. Portfolio loans have increased $35.8 million or 10.8% since December 31, 2002, and the majority of this growth has been in commercial loans - up $17.4 million - as well as home equity loans - up $12.0 million. The current record-low interest rate environment has resulted in exceptionally high levels of mortgage origination due to refinancing of existing mortgages, and in the first six months of 2003 we originated nearly the same volume of mortgages that we did for the entire year in 2002. A large portion of the mortgage production was sold, and secondary market loans posted a net increase of $11.9 million or 16.4% since December 31, 2002. In addition, our portfolio mortgage loans saw a net increase of $6.0 million or 4.2% during the same period."


"Although we experienced a decline in net interest income during the first six months of 2003 compared to the first six months of 2002, this was more than made up for in non-interest income," noted F. Stephen Ward, the Company's Treasurer and Chief Financial Officer. "While balance sheet growth is very important to us, our primary focus in managing the Company is long-term, not short-term. Since we have had excellent growth in both commercial and home equity loans this year, we opted to sell the majority of our fixed-rate mortgage production to the secondary market, allowing us to effectively manage interest rate risk. As a result, we were able to replace the shortfall in net interest income with non-interest income arising from the sale of these mortgage loans.

"Similar to many other banks, margin compression has been the other factor impacting net interest income in 2003," Mr. Ward continued. "This compression was anticipated, and assuming that interest rates remain at record low levels, we expect our margins will begin to widen as we reprice a significant volume of liabilities downward."

"This was also a good quarter for our shareholders," President Daigneault concluded. "Following the pattern established for more than seven years, our cash dividend increased again by another $0.01 to $0.28 per share per quarter. This results in an annual dividend of $1.12 per share and in turn produces an annual dividend yield of 2.9% based on the June 30, 2003 closing price of $39.18. At the same time, our stock increased in value by 24.5% or $7.70 from the December 31, 2002 closing price of $31.48 per share. In our opinion, the combination of all the factors presented here - strong earnings, asset growth, excellent credit quality, as well as our stock price and dividend yield - reinforce the attractiveness of FNLC as an investment."

First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory, private banking and trust services from offices in Damariscotta, Boothbay Harbor, and Portland, Maine.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact F. Stephen Ward, Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001










First National Lincoln Corporation
Consolidated Balance Sheets (Unaudited)
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                                          June 30,     June 30,    December 31,
In thousands of dollars                      2003         2002            2002
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Assets
Cash and due from banks                 $  12,973    $   9,573       $  14,181
Overnight Funds Sold                        6,100          -0-           9,325
Investments:
 Available for sale                        64,339       53,452          56,410
 Held to maturity (market values $66,204
  at 6/30/03, $75,583 at 6/30/02 and
  $67,421 at 12/31/02)                     63,952       74,898          65,663
Loans held for sale (fair value
 approximates cost)                         1,162        2,272           2,613
Loans                                     367,915      324,511         332,074
Less: allowance for loan losses             3,987        3,468           3,700
                                          -------      -------         -------
     Net loans                            363,928      321,043         328,374
                                          -------      -------         -------
Accrued interest receivable                 2,922        3,129           2,642
Bank premises and equipment                 7,659        7,783           7,833
Other real estate owned                        75          195             255
Other assets                                8,017        6,277           6,772
                                          -------      -------         -------
        Total Assets                    $ 531,127    $ 478,622       $ 494,068
                                          =======      =======         =======
Liabilities & Stockholders' Equity
Demand deposits                         $  27,035    $  24,103       $  25,484
NOW deposits                               49,985       43,762          46,989
Money market deposits                      86,566       61,986          80,805
Savings deposits                           64,735       51,063          59,521
Certificates of deposit                    69,867       75,151          71,169
Certificates $100,000 and over             60,822       52,229          50,256
                                          -------      -------         -------
     Total deposits                       359,010      308,294         334,224
                                          -------      -------         -------
Borrowed funds                            121,933      126,734         113,365
Other liabilities                           4,582        3,691           3,784
                                          -------      -------         -------
     Total Liabilities                    485,525      438,719         451,373
                                          -------      -------         -------
Shareholders' Equity:
Common stock                                   25           25              25
Additional paid-in capital                  4,687        4,687           4,687
Retained earnings                          40,399       36,019          38,322
Net unrealized gains on
 available-for-sale securities              2,919        1,363           2,170
Treasury stock                             (2,428)      (2,191)         (2,509)
                                          -------      -------         -------
    Total Stockholders' Equity             45,602       39,903          42,695
                                          -------      -------         -------
       Total Liabilities
       & Stockholders' Equity           $ 531,127    $ 478,622       $ 494,068
                                          =======      =======         =======
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First National Lincoln Corporation
Consolidated Statements of Income (Unaudited)
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                            For the six months ended    For the quarters ended
                                         June 30,                  June 30,
In thousands of dollars              2003       2002          2003        2002
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Interest Income:
     Interest and fees on loans  $ 10,591   $ 11,028       $ 5,326     $ 5,555
     Interest on deposits with
      other banks                      48          5             5           0
     Interest and dividends on
      investments                   3,033      3,524         1,473       1,848
                                   ------     ------         -----       -----
     Total interest income         13,672     14,557         6,804       7,403
                                   ------     ------         -----       -----
Interest expense:
     Interest on deposits           3,282      3,775         1,578       1,875
     Interest on borrowed funds     2,126      2,293         1,062       1,202
                                   ------     ------         -----       -----
     Total interest expense         5,408      6,068         2,640       3,077
                                   ------      -----         -----       -----
Net interest income                 8,264      8,489         4,164       4,326
Provision for loan losses             450        690           225         280
                                   ------     ------         -----       -----
Net interest income after
 provision for loan losses          7,814      7,799         3,939       4,046
                                   ------     ------         -----       -----
Other operating income:
     Fiduciary income                 374        383           185         198
     Service charges on deposit
      accounts                        565        469           298         250
     Other operating income         1,494      1,083           727         569
                                   ------     ------         -----       -----
     Total other operating income   2,433      1,935         1,210       1,017
                                   ------     ------         -----       -----
Other operating expenses:
     Salaries and employee
      benefits                      2,831      2,661         1,419       1,304
     Occupancy expense                393        358           201         172
     Furniture and equipment
      expense                         701        624           343         314
     Other                          1,590      1,685           794         919
                                   ------     ------         -----       -----
     Total other operating expenses 5,515      5,328         2,757       2,709
                                   ------     ------         -----       -----
Income before income taxes          4,732      4,406         2,392       2,354
Applicable income taxes             1,324      1,287           663         708
                                   ------     ------         -----       -----
NET INCOME                       $  3,408   $  3,119       $ 1,729     $ 1,646
                                   ======     ======         =====       =====
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First National Lincoln Corporation
Selected Financial Data (Unaudited)
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                              For the six months ended  For the quarters ended
Dollars in thousands,                      June 30,                June 30,
except for per share amounts           2003       2002         2003       2002
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Summary of Operations
Operating Income                  $  16,105  $  16,492    $   8,014  $   8,420
Operating Expense                    11,373     12,086        5,622      6,066
Net Interest Income                   8,264      8,489        4,164      4,326
Provision for Loan Losses               450        690          225        280
Net Income                            3,408      3,119        1,729      1,646
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Per Common Share Data
Basic Earnings per Share          $    1.41   $   1.30    $    0.71  $    0.69
Diluted Earnings per Share             1.37       1.26         0.70       0.66
Cash Dividends Declared                0.55       0.47         0.28       0.24
Book Value                            18.83      16.64        18.83      16.64
Market Value                          39.18      28.25        39.18      28.25
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Financial Ratios
Return on Average Equity (a)          15.68%     16.46%       15.60%     17.14%
Return on Average Assets (a)           1.35%      1.40%        1.35%      1.44%
Average Equity to Average Assets       8.63%      8.53%        8.67%      8.40%
Net Interest Margin Tax-Equivalent(a)  3.65%      4.20%        3.63%  	  4.16%
Dividend Payout Ratio                 39.01%     36.06%       39.44%     34.89%
Allowance for Loan Losses/Total Loans  1.08%      1.07%        1.08%      1.07%
Non-Performing Loans to Total Loans    0.30%      0.51%        0.30%      0.51%
Non-Performing Assets to Total Assets  0.23%      0.42%        0.23%      0.42%
Efficiency Ratio                      49.06%     49.30%       48.70%     48.92%
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At Period End
Total Assets                        531,127    478,622      531,127    478,622
Total Loans                         367,915    324,511      367,915    324,511
Total Investment Securities         128,291    128,350      128,291    128,350
Total Deposits                      359,010    308,294      359,010    308,294
Total Shareholders' Equity           45,602     39,903       45,602     39,903
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(a) Annualized using a 365-day basis
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL LINCOLN CORPORATION

By: /s/ F. Stephen Ward
    F. Stephen Ward
    Treasurer & Chief Financial Officer
    July 15, 2003